UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2015

SNAP INTERACTIVE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52176	20-3191847
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

320 W. 37th Street, 13th Floor New York, NY	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 594-5050

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Officers

Effective as of October 13, 2015, Snap Interactive, Inc. (the “Company”) appointed Alexander Harrington as the Company’s Chief Executive Officer and Clifford Lerner as the Company’s President of The Grade. Mr. Harrington served as the Company’s Chief Operating Officer and Chief Financial Officer since March 2014 and will retain the role of Chief Financial Officer in connection with the transition. Mr. Lerner served as the Company’s President and Chief Executive Officer since the Company’s founding in 2005. Messrs. Harrington and Lerner continue to serve as members of the board of directors (the “Board”) of the Company and Mr. Harrington will act as the Company’s principal executive officer, principal financial officer and principal accounting officer.

Mr. Harrington, 44, has served as the Company’s Chief Financial Officer since March 2014 and served as the Company’s Chief Operating Officer from February 2014 to September 2015. Mr. Harrington previously served as Chief Executive Officer of MeetMoi from June 2009 to November 2013, a social dating mobile platform, prior to the sale of MeetMoi to Match.com, LLC. Mr. Harrington also previously served as the Senior Vice President of Strategy and Operations for Zagat Survey from 2004 to 2008, where he oversaw a transformation of the digital business which ultimately culminated in the company’s sale to Google Inc. In prior roles, Mr. Harrington served as the Senior Director of New Business Development at Sony BMG Entertainment and as an associate and analyst in investment banking at The Beacon Group and Smith Barney, respectively. Mr. Harrington holds a Master of Business Administration degree from the Wharton School at the University of Pennsylvania and a Bachelor’s degree in History from Williams College.

Mr. Lerner, 37, previously served as the Company’s President and Chief Executive Officer since founding the Company in 2005 and served as the Company’s principal financial officer and principal accounting officer from 2005 to October 2011. Mr. Lerner has also served on the Board since 2005. Prior to joining the Company in 2005, Mr. Lerner spent his professional career from 2000 to 2005 at Lehman Brothers Inc. as an Analyst in its Equities division. Mr. Lerner worked as an Analyst in the Product Management Group where his duties included, among other things, coordinating the morning and afternoon equity research calls. Mr. Lerner has a strong knowledge and understanding of the online dating industry and has managed the development and growth for all of the Company’s applications and websites since their inception. Mr. Lerner received a Bachelor’s degree in Applied Economics and Business Management from Cornell University.

Other than as described below, there are no arrangements or understandings between Mr. Harrington or Mr. Lerner and any other persons pursuant to which such executive was selected as an officer. In addition, other than as previously described in the Company’s reports with the Securities and Exchange Commission, there are no transactions between the Company and Mr. Harrington or Mr. Lerner or their respective immediate family members requiring disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Employment Agreement Amendments

In connection with Mr. Harrington’s appointment as the Company’s Chief Executive Officer and Mr. Lerner’s appointment as the Company’s President of The Grade, on October 13, 2015, the Company entered into amendments to its employment agreements with each of Mr. Harrington and Mr. Lerner (each, an “Employment Agreement Amendment,” and together, the “Employment Agreement Amendments”). The Employment Agreement Amendments amended the respective employment agreements of Messrs. Harrington and Lerner to update the description of such executives’ positions with, and responsibilities to, the Company.

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Mr. Lerner’s Employment Agreement Amendment also reduced Mr. Lerner’s base salary to $150,000 per year, effective January 1, 2016. Mr. Lerner’s base salary remains subject to annual review and may be increased in the sole discretion of the Board. Mr. Lerner’s Employment Agreement Amendment also provides that the reduction in Mr. Lerner’s base salary shall not constitute “Good Reason” for Mr. Lerner to terminate his employment agreement.

The foregoing description of the Employment Agreement Amendments does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement Amendments, copies of which are filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and are incorporated by reference herein.

Stock Option Awards

As compensation for Mr. Harrington’s service as Chief Executive Officer, on October 13, 2015, the Board awarded Mr. Harrington a stock option under the Company’s Amended and Restated 2011 Long-Term Incentive Plan (the “Incentive Plan”) representing the right to purchase 2,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at an exercise price equal to $0.08 per share, which was the fair market value of a share of Common Stock on the date of grant (the “New Option”). The shares of Common Stock underlying the New Option will vest in four (4) equal annual installments on the first, second, third and fourth anniversary of the date of grant, provided that Mr. Harrington is providing services to the Company on such dates.

In addition, on October 13, 2015, the Company entered into an option cancellation and release agreement with Mr. Harrington (the “Cancellation Agreement”), pursuant to which the Company cancelled a stock option that was awarded to Mr. Harrington on February 28, 2014 (the “Cancelled Option”). The Cancelled Option represented the right to purchase 1,000,000 shares of the Company’s Common Stock at an exercise price of $0.29 per share. Pursuant to the Cancellation Agreement, Mr. Harrington generally released all claims against the Company related to his right to acquire shares of the Company’s Common Stock pursuant to the Cancelled Option. As consideration for Mr. Harrington agreeing to forfeit the Cancelled Option, on October 13, 2015, the Board awarded Mr. Harrington replacement a stock option outside of the Incentive Plan representing the right to purchase 1,000,000 shares of the Company’s Common Stock at an exercise price equal to $0.08 per share, which was the fair market value of a share of Common Stock on the date of grant (the “Replacement Option”). The shares of Common Stock underlying the Replacement Option vested twenty percent (20%) on the date of grant and will vest twenty percent (20%) on each of February 28, 2016, February 28, 2017, February 28, 2018 and February 28, 2019, provided that Mr. Harrington is providing services to the Company on such dates.

The foregoing description of the New Option, the Cancellation Agreement and the Replacement Option does not purport to be complete and is qualified in its entirety by reference to the Form of Nonqualified Stock Option Agreement awarded under the Incentive Plan, which was filed as Exhibit 99.4 to the Company’s Registration Statement on Form S-8 filed on May 24, 2011 by the Company with the Securities and Exchange Commission, and the Cancellation Agreement and the Replacement Option, copies of which are filed as Exhibit 10.3 and Exhibit 10.4, respectively, to this Current Report on Form 8-K, and in each case are incorporated by reference herein.

Section 8– Other Events

Item 8.01 Other Events.

On October 13, 2015, the Company issued a press release announcing the appointment of Mr. Harrington as the Company’s Chief Executive Officer and Mr. Lerner as the Company’s President of The Grade. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Second Amendment to Executive Employment Agreement, effective as of October 13, 2015, by and between Snap Interactive, Inc. and Alexander Harrington.
10.2	First Amendment to Executive Employment Agreement, effective as of October 13, 2015, by and between Snap Interactive, Inc. and Clifford Lerner.
10.3	Option Cancellation and Release Agreement, effective as of October 13, 2015, by and between Snap Interactive, Inc. and Alexander Harrington.
10.4	Nonqualified Stock Option Agreement, dated as of October 13, 2015, by and between Snap Interactive, Inc. and Alexander Harrington.
99.1	Press release, dated October 13, 2015, issued by Snap Interactive, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 14, 2015

SNAP INTERACTIVE, INC.

	By:	/s/ Alexander Harrington
Alexander Harrington
Chief Executive Officer and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Second Amendment to Executive Employment Agreement, effective as of October 13, 2015, by and between Snap Interactive, Inc. and Alexander Harrington.
10.2	First Amendment to Executive Employment Agreement, effective as of October 13, 2015, by and between Snap Interactive, Inc. and Clifford Lerner.
10.3	Option Cancellation and Release Agreement, effective as of October 13, 2015, by and between Snap Interactive, Inc. and Alexander Harrington.
10.4	Nonqualified Stock Option Agreement, dated as of October 13, 2015, by and between Snap Interactive, Inc. and Alexander Harrington.
99.1	Press release, dated October 13, 2015, issued by Snap Interactive, Inc.

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